UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 3.01 of that certain Current Report on Form 8-K of Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), as filed with the Securities and Exchange Commission (the “SEC”) on June 21, 2016 is incorporated herein by reference.

On July 1, 2016, the Nasdaq Stock Market (“Nasdaq”) announced that it will delist the common stock of the Company. Nasdaq will file a Form 25 with the SEC to complete the delisting. The delisting becomes effective ten days after the Form 25 is filed.

Following the effectiveness of the Form 25, the Company intends to file with the SEC, on Form 15, a certification and notice of termination of the registration of the Company under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and suspension of its obligations to file reports under Sections 13 and 15(d) of the Exchange Act.

On July 1, 2016, the Company issued a press release announcing the delisting of the Company’s common stock. Such press release is included as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Alexza Pharmaceuticals, Inc. dated July 1, 2016 titled “Delisting of Securities of Alexza Pharmaceuticals, Inc. from The Nasdaq Stock Market.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: July 1, 2016	By:	/s/ Thomas B. King
Thomas B. King
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of Alexza Pharmaceuticals, Inc. dated July 1, 2016 titled “Delisting of Securities of Alexza Pharmaceuticals, Inc. from The Nasdaq Stock Market.”